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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Galileo Technology Ltd. 1997 Employees' Stock
Option Plan and Galileo Technology Ltd. 1997 GTI Stock Option Plan of our report dated January 20, 1998, with respect to the consolidated financial statements and schedule of Galileo Technology Ltd. included in its Annual Report (Form 20-
F) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



Palo Alto, California
September 9, 1998